Exhibit 10.9

STATE OF FLORIDA
COUNTY OF PINELLAS

COMMERCIAL RENTAL AGREEMENT

THIS COMMERCIAL RENTAL AGREEMENT (herein the "Agreement") is made and entered into this 30th, day of May, 2012, by and between Dennis J. Klein (herein "Landlord"), and Kleangas Energy Technologies, Inc. (herein "Tenant").

WITNESSETH:

1. Description of Premises. For mutual consideration, Landlord agrees to rent to Tenant and Tenant agrees to rent from Landlord the office suite(s) located at 8110 Ulmerton Rd. Largo, FL 33771 (herein the "Premises") on the terms and conditions stated in this Agreement.

2. Agreement Term. The term of this Agreement shall be one (6) calendar month beginning on 1st day of, August 2012. This Agreement shall then continue as a month-to-month tenancy on the terms agreed in this document until terminated in accordance with the provisions of this Agreement. Tenant will have the right to use, jointly with other tenants, the parking spaces, driveways and common areas on the property of which the Premises are a part (herein the "Parking Area") on the terms fixed by this Agreement. Tenant shall be allowed indoor parking for employees only. Guests shall utilize outdoor parking. Tenant's rights to use and occupy the Premises and to use the Parking Area are contingent upon its performance of all of its obligations under this Agreement.

3. Rent. Tenant agrees to pay monthly rent. Unless and until increased by Landlord, the monthly rent shall be $1,000 per calendar month. Tenant must pay the monthly rent to Landlord at the address fixed under the Notice Clause of this Agreement on or before the first day of each calendar month without notice or demand and without set-off or deduction of any kind. If any monthly rent payment is not made in full by the fifth day of the month, or if any check given in payment is dishonored, Tenant shall be considered late and delinquent in payment and Landlord shall be entitled to the fees and remedies for late payment hereafter provided. The date of the actual receipt of a rent payment by Landlord shall govern this provision, and Tenant shall not be considered as having paid by reason of having deposited a rent payment in the U.S. Mail or with any delivery service. Landlord shall have the right to increase the monthly rent on a 90-days notice.

4. Interest, Expenses and Fees. Tenant agrees to pay Landlord the following additional expenses and fees no later than ten (10) days from the 1st of the month for such items:

(a)     Overdue rent fees: 4% of the monthly rent installment, plus $2.00 per day from the first day that such payment is late (i.e. 5th of every month) until the payment is paid in full.

(b)     Administrative fees: $15.00 will be charged, if Tenant fails to perform any of its obligations or agreements under this Agreement, including the failure to pay any amounts due in full as and when due, and Landlord sends a notice of default

(c)     On the 15th of the month, if Tenant does not pay all fees and rent, it is acknowledged that a lockout fee of $200.00 will be added to any and all rents and fees, and Landlord shall take possession of unit.

(d)     If Tenant is locked out via forgetting or losing keys and requires Landlord's assistance in gaining entrance: $65.00 service fee. $150.00 after business hours (BUSINESS HOURS: 8:30AM-5:00 PM, Monday thru Friday, except holidays). Fees are due via cash at time of unlocking unit.

(e)     If a check is dishonored: $45.00 administrative fee plus all bank charges (plus the late payment fees payable under Clause 4(a) above). In addition, the lockout provisions of Clause 4(c) shall be initiated. Entry to the space will not be granted unless all arrearages, administrative fees and charges are paid, or in the alternative, Landlord may consider this lease terminated.

(f)     Cleanup by Landlord of trash, oil or debris on the Premises or in the common areas if such trash, oil or debris was placed there by Tenant or its agents, employees, guests or invitees: $250.00 administrative fee, plus Landlord's actual cost of such cleanup. Unlawful or improper use of the trash dumpsters for debris other that that used in the normal course of office operations: $100.00 service fee.

(g)     Removing or cutting a lock wrongfully installed by Tenant: $250.00 service fee, plus Landlord's actual costs.

(h)     Non-return or loss of any and all keys upon move-out: $ 125.00 per key.

(i)     If Tenant without prior written authorization or paint deposit, paints their office, they will be charged one month rent. This rent amount will be used as the paint deposit. Please see clause 6.b below for paint deposit.

5. Default. If Tenant fails to pay monthly rent in full when due, fails to pay in full when due any amounts due under Clause 4 above, fails to pay any other amounts due from Tenant to Landlord under this Agreement, or fails to perform any of its obligations or agreements stated in this Agreement and remains in default beyond the 15th of the month or if Tenant shall abandon use of the Premises, Landlord shall have the immediate right of reentry without resort to legal process, and shall have the right to terminate and cancel this Agreement without further notice and Tenant shalt have no right to use or occupy the Premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity.

The acceptance of rent by Landlord with knowledge of a breach or default by Tenant shall not constitute a waiver of such default.

6. Security Deposit. Tenant has this day deposited the sum of 100 (herein "Security Deposit") as security for Tenant's performance of its obligations and agreements under this Agreement. Tenant agrees that, if Tenant fails to perform any of such obligations or agreements, including but not limited to its obligation to give 30 days notice of termination, Landlord may use, apply or retain so much of the Security Deposit as Landlord deems appropriate for the payment of rent, or other sums due from Tenant, and payment of any loss, damage or expense sustained by Landlord by reason of Tenant's default. In such event, Tenant shall pay to Landlord such sum as will restore the Security Deposit to the original sum deposited. if Tenant performs all obligations under this Agreement, Landlord shall return the Security Deposit to Tenant in full within thirty (30) days after the date of the termination of this Agreement. Tenant agrees that it may not unilaterally treat the Security Deposit as rent under any circumstances and that its liability to pay damages for breach of this Agreement is not limited to the amount of the Security Deposit.

7. Use. Tenant will occupy and use the Premises as offices and warehouse. Tenant shall not be limited to these operations and may expand and diversify into other lawful business activities, provided that any change in the use of the Premises must (1) be approved in writing by Landlord and (2) be permissible under and meet the requirements of all applicable laws and ordinances. Any change in use by Tenant without Landlord's prior written approval and any use that is in violation of any applicable law or ordinance shall be a breach by Tenant of this Agreement.

8. Insurance, Indemnity and Exculpation. Tenant shall be responsible for maintaining insurance on Tenant's contents and fixtures. Tenant agrees to indemnify and save harmless Landlord and its agents and Landlord's and its agents' employees from any liability, loss or expense incurred by Landlord and its agents and Landlord's and its agents' employees for damage or injury to person or property of any and all kinds whatsoever which may occur during the term of this Agreement, including such damage or injury as is caused solely by their negligence.

9. Utilities. The Landlord shall provide all maintenance usual to an office building and shall furnish electricity, heat, water and air conditioning at no extra charge to the Tenant. Tenant shall be responsible for all other utilities.

10. Hazardous Materials. Tenant agrees not to bring or allow to be brought into the Premises or onto the property of which the Premises are a part any hazardous, dangerous, toxic or noxious substance except for lawful use in the ordinary course of Tenant's business. Tenant agrees to store, use, handle and dispose of all hazardous, dangerous, toxic or noxious substances in a lawful manner and to maintain a contract with and use a licensed company for the disposal of such materials. Tenant shall not dispose of any hazardous, dangerous, toxic or noxious substances on the Premises. Further, Tenant agrees to indemnify Landlord and save Landlord harmless against any loss, damage, claim or injury of any kind whatsoever which results from the presence of hazardous, dangerous, toxic or noxious substances on the Premises which Tenant brought onto the Premises or allowed to be brought onto the Premises.

11. Parking Area During the term of this Agreement, the use of the parking, loading and unloading areas with the Parking Area by Tenant's employees, suppliers and customers shall not unreasonably interfere with the use of such areas by the other tenants, their employees, suppliers and customers. Tenant shall ensure that its employees, suppliers and customers do not use parking spaces in a manner that unreasonably interferes with the use of parking spaces adjacent to the premises of other tenants. All vehicles parked in the Parking Area must be currently licensed and inspected by the Department of Motor Vehicles. All vehicles parked in the Parking Area must have inflated tires. No vehicles may be left on blocks, jacks or any other means of suspending vehicles. No parking is allowed in common area driveways. The Parking Area and other common areas shall not be used for storage of vehicles or as work places. Any vehicle remaining in the parking lot or upon the premises which is left overnight will be towed at the owners' expense unless a $100 per month parking space rental has been paid in advance.

12. Maintenance/Repairs. Tenant, at its own expense, shall maintain and keep the interior of the Premises and all doors in as good a state of repair as they were in at the commencement of this Agreement, ordinary wear and tear excepted, and shall leave the Premises at the termination of this Agreement empty, free of trash and debris, and in the same condition they were in at the commencement of the term of this Agreement, ordinary wear and tear excepted.

13. Alterations. Tenant shall have the right and privilege to make at its own expense, such ordinary repairs and alterations to the inside of the Premises as may be permitted by law or regulation without government inspection or permit; provided always, however, that no alterations of a structural nature may be made without Landlord's prior written consent. Upon termination of the Agreement, Tenant, upon demand by Landlord, shall remove at its own cost and expense all alterations made by it and restore the Premises to the same condition they were in at the commencement of the term of this Agreement.

14. Signs. Tenant agrees that it will not install or set up any interior sign or any sign visible outside the building. Tenant may, subject to Landlord's approval of the size and design of the sign, install a sign on the door of the Premises. Tenant shall pay for the sign, the cost of installing the sign and the cost of removing the sign and returning door to the condition it was in before Tenant installed the sign.

15. Trade and Other Fixtures. Tenant may install such equipment and trade and other fixtures as are reasonably necessary for the operation of its business. Such equipment and trade and other fixtures shall remain personal property, regardless of the manner in which attached or affixed to the Premises. Tenant may remove such items provided their removal can be accomplished without damage to the Premises, and Tenant immediately repairs or reimburses Landlord for the cost of repairing all resulting damage or defacement

16. Access to Premises. Tenant shall allow Landlord to enter upon the Premises or any part thereof at any reasonable time for the purposes of examining and inspecting the same and of making any repairs, improvements, or alterations to the Premises or the property of which the Premises are a part that Landlord may deem necessary or desirable. Tenant shall provide Landlord with any alarm codes or keys to any altered locks to gain access to the unit.

17. Personal Property of Tenant. If Tenant vacates the Premises, or if Landlord terminates this Agreement by reason of Tenant's default, or if Tenant is dispossessed by process of law, furniture, machines, equipment, tools and anything else left on the Premises shall be deemed abandoned at the time of vacation, termination or dispossession and available to Landlord (i) to use or sell at public or private sale to offset any rent or other sums due under this Agreement and any expenses incurred in removing or selling same, (ii) to donate to any charitable institution or organization or (iii) to dispose of as trash, all at the option and sole discretion of Landlord.

18. Rules and Regulations. Tenant agrees to abide by the rules and regulations attached hereto and that Landlord has the right to impose other reasonable rules and regulations on Tenant concerning Tenant's use of the Premises such that Tenant and other tenants may enjoy peaceful possession and use of their Premises. All new rules and regulations shall be in writing and shall be mailed or delivered by Landlord to Tenant at least thirty (30) days prior to their effective date. Failure to abide by all present and future Rules and Regulations of Landlord shall be a breach of this Agreement.

19. Compliance with Laws and Regulations. Tenant agrees to comply with any and all federal, state and local laws, statutes, ordinances, rules and regulations that apply to Tenant's use and occupancy of the Premises or the conduct of Tenant's business which are in effect at any time during the term of this Agreement, including but not limited to laws and regulations governing the storage, use, handling and disposal of hazardous, dangerous, toxic and noxious substances.

20. Indemnity. Tenant agrees to protect, indemnify, and save harmless Landlord and its agents and Landlord's and its agents' employees from and against any and all claims, demands, liabilities, causes of action, penalties, fines, costs and expenses of any nature whatsoever, including reasonable attorneys' fees, growing out of or connected with Tenants use or occupancy of the Premises or the conduct of Tenant's business, or Tenant's breach of any provision of this Agreement. If as a result of Tenant's default this Agreement, Landlord shall institute legal proceedings or otherwise employ an attorney for the enforcement of Tenant's obligations, Tenant shall pay all costs incurred by Landlord, including reasonable attorney's fees.

21. No Subletting or Space Sharing. Tenant agrees not to sell, pledge or assign this Agreement, not to sublet the Premises or any part thereof, not to grant any license or concession for all or any part of the Premises and not to share all or any part of the Premises with others.

22. No Brokers. Tenant warrants and represents that it has not dealt with a broker in connection with this Agreement.

23. Subordination and Attornment Tenant agrees that this Agreement shall be subject and subordinate to any mortgages or deeds of trust now or hereafter placed upon the Premises, and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust. Tenant further agrees to execute any instrument reasonably requested by any mortgagee or holder of a deed of trust on the Premises further to evidence the subordination and attornment provisions of this clause.

24. Notices. All notices provided for in this Agreement shall be in writing and shall be deemed to be given when delivered by hand, or sent by certified mail, return receipt requested, or by a national private delivery service with overnight delivery guaranteed, addressed as follows:

To Tenant: Kleangas Energy Technologies, Inc.

To Landlord: Dennis J. Klein

25. Vacating. Tenant shall give thirty (30) days written notice before vacating, and Landlord shall give thirty (30) days notice of lease termination and of a rent increase. If tenant fails to give thirty (30) days notice before vacating, Tenant must pay Landlord the following month's rent.

26. Interpretation of this Agreement. This Agreement contains the entire agreement of the parties. Neither Landlord nor any agent of Landlord has made any representations, warranties or promises that are not expressly set out in this document. This Agreement can be modified or compliance with its provisions waived only by a written agreement signed by the party against whom enforcement of such modification or waiver is sought. If any part of this Agreement is unenforceable, it shall be deemed to be and treated as amended to the extent necessary to make it enforceable.

27. Resolution of Disputes. Any and all disputes between Landlord and Tenant arising out of or relating to this Agreement or the use or occupancy of the Premises by Tenant shall be resolved by non jury trial in a court having subject-matter jurisdiction sitting in Pinellas County, Florida. Attorney fees and court costs are to be paid by the losing party. The parties waive the right to jury trial, submit to the exclusive personal jurisdiction of such court and agree that service of process may be made by certified mail addressed to the notice address fixed under Clause 24 of this Agreement.

28. Goveming Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida

By signing below, Tenant acknowledges that they have reviewed and understood any and all obligations they must perform as per this lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be signed in duplicate the day and year first above written.

LANDLORD:	TENANT:
Kleangas Energy Technologies, Inc.
/s/ Dennis J. Klein	By: /s/ William Wylie, CEO

LANDLORD'S RULES AND REGULATIONS

1) No Tenant may use the likeness of the property for any purpose other than in its business address, or use any picture or likeness of the building on its sign or in any circulars, notices, advertisements or correspondence without Landlord's express consent in writing.

2) No dog or other animal or bird shall be brought or permitted to be in the property or on the site or any part of it overnight.

3) No Tenant may make any noise or odor in its Premises or outside its Premises, which is objectionable to the other tenants, or create or maintain a nuisance on its Premises, or disturb, solicit or canvass any occupant of the property or their customers, or do any act tending to injure the reputation of the property owner.

4) No Tenant shall install any musical instrument or equipment in its Premises or any antennas, aerial wires or other equipment inside or outside its Premises without, in each and every instance, prior approval in writing by Landlord. The use of such items, if permitted, is subject to control by Landlord to the end that others will not be disturbed or annoyed.

5) No Tenant may waste water in any manner whatsoever including without limitation the tying, wedging or otherwise fastening open, of any faucet.

6) No additional locks or similar devices may be attached to any door without Landlord's prior approval. Upon termination of a Lease or of a Tenant's possession, the Tenant must surrender all keys to its Premises.

7) If a Tenant desires to install cable, telephonic, burglar alarm or satellite signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted.

8) Unless Landlord gives advance written consent in each and every instance, no Tenant shall install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about its Premises, or use its Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into its Premises any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property.

9) No Tenant shall place or allow to be placed anything against or near the glass of partitions, doors or windows of its Premises that would be unsightly from the exterior of the property.

10) No Tenant may install in its Premises any equipment that uses an extraordinary amount of electricity without the advance written consent of Landlord. Each Tenant must ascertain from Landlord the maximum amount of electrical current, which can safely be used in its Premises, taking into account the capacity of the electric wiring in the Premises and the needs of other tenants at the property and shall not use more than such safe capacity.

11) No Tenant may install carpet padding or carpet by means of a mastic, glue or cement. Such installation shall be by tackless strip or double-faced tape only.

12) The sidewalks and entrances shall not be obstructed by a Tenant or used by him for any other purpose than for ingress and egress. This is to include driveways, and the like.

13) Awnings, other than awnings installed at construction, shall not be allowed. However, window shades or mini blinds may be installed subject to the Landlord's approval.

14) Parking areas shall not be used for any purpose other than the parking of permitted vehicles thereon. No commercial activity shall be conducted from the parking areas. Tenant acknowledges that any violation of parking areas may and can result in an immediate, without any notice, towing of cars.

15) No repairs or maintenance (other than emergency repairs) shall be permitted in the parking areas. Any hazardous materials spilled on the ground shall be taken care of immediately.

16) Tenants, their employees, agents, guests, visitors and invitees assume full responsibility for all loss, damage, injury or death caused to person or property by reason of their use of the parking areas.

17) Tenants shall indemnify Landlord against all loss, damage, cost and expense (including attorney's fees) sustained by employees, agents, guests, visitors and invitees or by violation of these rules by any of said persons, other than damage caused by the negligence of the Landlord.

Tenant Initial Receipt: WW